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                                                                     EXHIBIT 5.1


December 26, 2002


Liberte Investors Inc.
200 Crescent Court, Suite 1365
Dallas, Texas 75201

Re: Registration Statement on Form S-8 of an aggregate of 6,333,333 shares of Common Stock, par value $0.01 per share, of Liberte Investors Inc.

Ladies and Gentlemen:

We have acted as counsel to Liberte Investors Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation of the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 6,333,333 shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company that may be issued by the Company pursuant to, and in accordance with, (i) the Liberte Investors Inc. 2002 Long Term Incentive Plan (the "PLAN") and (ii) the Employment Agreement between the Company and Donald J. Edwards ("EDWARDS"), dated as of July 1, 2002 (the "EDWARDS AGREEMENT"), and the registration for resale of an aggregate of 2,907,011 shares of Common Stock of the Company on behalf of Edwards (the "EDWARDS RESALE SHARES") including (i) 2,573,678 shares that may be issued to Edwards pursuant to his Non-Qualified Stock Option Agreement (the "OPTION AGREEMENT") with the Company, dated as of July 9, 2002, (ii) 166,666 shares that may be issued to Edwards pursuant to the Edwards Agreement and (iii) 166,667 shares that previously have been issued to Edwards pursuant to the Edwards Agreement.

In connection therewith, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), and the Bylaws of the Company, as amended (the "BYLAWS"), (ii) minutes, records and resolutions of the corporate proceedings of the Company with respect to the adoption and amendment of the Plan and the granting of awards thereunder, with respect to the adoption of the Edwards Agreement and with respect to the granting of the shares under the Option Agreement, and (iii) such other documents as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals or duplicate originals. In all such examinations, we have assumed the authenticity and completeness of all documents submitted as originals or duplicate originals, the conformity of original documents of all document copies, the authenticity of the respective originals of such latter documents and the correctness



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Liberte Investors Inc.
December 26, 2002
Page 2



and completeness of such certificates, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 6,000,000 shares of Common Stock covered by the Registration Statement, which may be issued from time to time in accordance with the terms of the Plan, have been duly authorized for issuance by the Company, and, when issued in accordance with the terms and conditions of the Plan and any related stock option agreement or other applicable agreements, will be validly issued, fully paid and nonassessable. Further, we are of the opinion that the 333,333 shares of Common Stock covered by the Registration Statement, which have been or may be issued from time to time in accordance with the terms of the Edwards Agreement, have been duly authorized for issuance by the Company, and, when issued in accordance with the terms and conditions of the Edwards Agreement, will be legally and validly issued, fully paid and nonassessable.

In addition, it is our opinion that the 2,907,011 Edwards Resale Shares, (A) if
(i) sold by the Company to Edwards in accordance with the terms and conditions of the Plan and any related stock option agreement or other applicable agreements or (ii) sold by the Company to Edwards in accordance with the terms and conditions of the Edwards Agreement and (B) if subsequently resold by Edwards in the manner set forth in the prospectus contained in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution.


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Liberte Investors Inc.
December 26, 2002
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We hereby consent to the filing of this opinion with the Securities and Exchange
Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is filed with the Registration Statement.


Very truly yours,

/s/ HAYNES AND BOONE, LLP

Haynes and Boone, LLP